Exhibit 99.3 Martin Midstream Partners L.P. 2020E Financial Guidance January 28, 2020 1

Disclaimers Use of Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures such as EBITDA and Adjusted EBITDA. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States (GAAP). A reconciliation of non-GAAP financial measures included in this presentation to the most directly comparable financial measures calculated and presented in accordance with GAAP is set forth in the Appendix of this presentation or on our web site at www.MMLP.com MMLP’s management believes that these non-GAAP financial measures may provide useful information to investors regarding MMLP’s financial condition and results of operations as they provide another measure of the profitability and ability to service its debt and are considered important measures by financial analysts covering MMLP and its peers. This presentation also includes certain financial information for the twelve months ended December 31, 2020 (“2020E”). While management believes the 2020E data is useful for investors, such data is not a measure of our financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of such performance derived in accordance with GAAP. Forward Looking Statements Statements included that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto), are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “forecast,” “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements. These forward-looking statements are based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons. A discussion of these factors, including risks and uncertainties, is set forth in Martin Midstream Partners L.P.’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners L.P. expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law. 2

2020E Guidance Reconciliation

$ millions

	Terminalling & Storage	Sulfur Services	Transportation Services	Natural Gas Liquids	SG&A	Interest Expense	2020E
Net Income (loss)	$9.6	$22.8	$18.7	$18.5	$(16.6)	$(52.8)	$0.2
Interest expense add back	--	--	--	--	--	$52.8	$52.8
Depreciation and amortization	$35.0	$11.6	$14.4	$2.5	--	--	$63.5
Income tax expense	--	--	--	--	$0.6	--	$0.6
Adjusted EBITDA	$44.6	$34.4	$33.1	$21.0	$(16.0)	$0.0	$117.1

Terminalling & Storage	1Q20E	2Q20E	3Q20E	4Q20E	2020E
Smackover Refinery	$4.2	$4.2	$4.1	$4.1	$16.6
Martin Lubricants	$3.3	$4.3	$4.3	$2.8	$14.7
Specialty Terminals	$2.7	$2.7	$2.7	$2.8	$10.9
Shore-Based Terminals	$0.6	$0.6	$0.6	$0.6	$2.4
Total T&S	$10.8	$11.8	$11.7	$10.3	$44.6
Sulfur Services	**1Q20E**	**2Q20E**	**3Q20E**	**4Q20E**	**2020E**
Fertilizer	$6.9	$6.6	$1.7	$2.0	$17.2
Sulfur Prilling	$4.9	$2.0	$2.1	$2.1	$11.1
Molten Sulfur	$1.5	$1.5	$1.5	$1.6	$6.1
Total Sulfur Services	$13.3	$10.1	$5.3	$5.7	$34.4

Transportation Services	1Q20E	2Q20E	3Q20E	4Q20E	2020E
Land	$5.6	$5.6	$5.9	$5.9	$23.0
Marine	$2.6	$2.5	$2.8	$2.2	$10.1
Total Transportation	$8.2	$8.1	$8.7	$8.1	$33.1
Natural Gas Liquids	**1Q20E**	**2Q20E**	**3Q20E**	**4Q20E**	**2020E**
Butane	$5.7	$(0.5)	$0.9	$9.7	$15.8
Natural Gasoline	$0.8	$0.8	$0.8	$0.8	$3.2
Propane	$0.9	$0.1	$0.2	$0.8	$2.0
Total NGLs	$7.4	$0.4	$1.9	$11.3	$21.0
Adjusted EBITDA* (from Continuing Operations)	$39.7	$30.4	$27.6	$35.4	$133.1
Unallocated SG&A	$(4.0)	$(4.0)	$(4.0)	$(4.0)	$(16.0)
Total Adjusted EBITDA	$35.7	$26.4	$23.6	$31.4	$117.1

Note: numbers may not add due to rounding
* Pre-Unallocated SG&A

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Strong Fee-Based Contracts with Limited Commodity Exposure Segment Breakdown 2020E Contract Mix Margin Based EBITDA Protection from Fixed Fee EBITDA Commodity Volume-Risk Price-Risk Price Volatility Smackover Refinery Martin Lubricants Terminalling & Specialty Terminals Storage Shore-Based Shore-Based Lubricants  Terminals Sulfur Prilling Sulfur Fertilizer Fertilizer Molten Sulfur  • Fee-based contracts include: Land  Take-or-pay contracts for sulfur prilling Transportation  Transportation and Marine  handling contracts  Day-rate marine contracts  Fee-based storage Natural Gas contracts with minimum volume commitments Liquids NGLs Propane Butane Strategic Hedging  Fee-based tolling agreements 4

Fee Based Cash Flow Reconciliation

	1Q20E	2Q20E	3Q20E	4Q20E	2020E	
Terminalling & Storage						
Smackover Refinery	$ 4.2	$ 4.2	$ 4.1	$ 4.1	$ 16.6	Fixed Fee
Martin Lubricants	$ 3.3	$ 4.3	$ 4.3	$ 2.8	$ 14.7	Margin
Specialty Terminals	$ 2.7	$ 2.7	$ 2.7	$ 2.8	$ 10.9	Fixed Fee
Shore Based Terminals [(1)]	$ 0.4	$ 0.4	$ 0.4	$ 0.4	$ 1.6	Fixed Fee
Shore Based Lubricants	$ 0.2	$ 0.2	$ 0.2	$ 0.2	$ 0.8	Margin
Total Terminalling & Storage	**$ 10.8**	**$ 11.8**	**$ 11.7**	**$ 10.3**	**$ 44.6**	
Sulfur Services						
Fertilizer	$ 6.9	$ 6.6	$ 1.7	$ 2.0	$ 17.2	Margin
Sulfur Prilling	$ 4.9	$ 2.0	$ 2.1	$ 2.1	$ 11.1	Fixed Fee
Molten Sulfur	$ 1.5	$ 1.5	$ 1.5	$ 1.6	$ 6.1	Fixed Fee
Total Sulfur Services	**$ 13.3**	**$ 10.1**	**$ 5.3**	**$ 5.7**	**$ 34.4**	
Transportation Services						
Land	$ 5.6	$ 5.6	$ 5.9	$ 5.9	$ 23.0	
Marine	$ 2.6	$ 2.5	$ 2.8	$ 2.2	$ 10.1	
Total Transportation Services	**$ 8.2**	**$ 8.1**	**$ 8.7**	**$ 8.1**	**$ 33.1**	Fixed Fee
Natural Gas Liquids						
Butane	$ 5.7	$ (0.5)	$ 0.9	$ 9.7	$ 15.8	Margin
NGLs	$ 0.8	$ 0.8	$ 0.8	$ 0.8	$ 3.2	Fixed Fee
Propane	$ 0.9	$ 0.1	$ 0.2	$ 0.8	$ 2.0	Margin
Total Natural Gas Liquids	**$ 7.4**	**$ 0.4**	**$ 1.9**	**$ 11.3**	**$ 21.0**	
Adjusted EBITDA from continuing operations	$ 39.7	$ 30.4	$ 27.6	$ 35.4	$ 133.1	
Unallocated SG&A	$ (4.0)	$ (4.0)	$ (4.0)	$ (4.0)	$ (16.0)	
Total Adjusted EBITDA	**$ 35.7**	**$ 26.4**	**$ 23.6**	**$ 31.4**	**$ 117.1**	

(1) Only remaining business unit with direct upstream exposure

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2020E Capital Expenditures (1) (1) For 2019 and 2020, the majority of the Neches Ship-loader capital expenditures will be offset by insurance recovery proceeds 6